UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 25, 2005

Date of Report (Date of earliest
event reported)

HYPERSPACE COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado	0-115404	84-1577562
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

8480 East Orchard Road, Suite 6600, Greenwood Village, CO 80111
(Address of principal executive offices) (Zip Code)

(303) 566-6500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Amendment of 2004 Plan.  At the 2005 Annual Meeting of Shareholders of HyperSpace Communications, Inc. (the “Company”), held on July 22, 2005, the Company’s shareholders approved an amendment to the HyperSpace Communications, Inc. 2004 Equity Incentive Plan (the “2004 Plan”) to increase the number of shares authorized for issuance under the 2004 Plan by an additional 4,300,000 shares, from 700,000 to 5,000,000 shares.  Such amendment became effective upon consummation of the Company’s acquisition (the “Merger”) of GTG PC Holdings, LLC, a Delaware limited liability company (“GTG”), the parent holding company of MPC Computers, LLC, a Delaware limited liability company (“MPC”).

Guarantee of MPC Computers, LLC Debt; Grant of Security Interest.  In connection with the Company’s acquisition of MPC, the Company entered into a Guarantee, dated July 25, 2005 (the “Guarantee”), in favor of Wachovia Capital Finance Corporation (Western), a California corporation, (the “Agent”).  Pursuant to the terms of the Guaranty, the Company has unconditionally agreed to guarantee any and all payment obligations of MPC and its subsidiaries incurred under a Loan and Security Agreement, dated July 8, 2005 (the “Loan Agreement”), by and among MPC, MPC-G, LLC, a Delaware limited liability company, MPC Solutions Sales, LLC, a Delaware limited liability company, GTG, the parties thereto as “Lenders” from time to time and Agent.

As additional security for the Company’s obligations arising under the Guarantee, the Company entered into a General Security Agreement, dated July 25, 2005 (the “Security Agreement”), in favor of Agent.  Pursuant to the terms of the Security Agreement, the Company has granted to Agent a security interest in all of its assets, except for the equity interests of GTG.

The foregoing descriptions of the Loan Agreement, the Guarantee and the Security Agreement do not purport to be complete and are qualified in their entirety by reference to the Guarantee and Security Agreement, which are filed herewith as Exhibits 99.2, 99.3 and 99.4, respectively, and are incorporated herein by reference.

Item 2.01                                             Completion of Acquisition or Disposition of Assets.

On July 25, 2005, the Company acquired GTG pursuant to an Agreement and Plan of Merger, dated as of March 20, 2005, by and among the Company, Spud Acquisition Corp., a Delaware corporation (“Merger Sub”), GTG and GTG-Micron Holding Company, LLC, a Delaware limited liability company (as amended the “Merger Agreement”) through the merger of Merger Sub with and into GTG, with GTG as the surviving company and a wholly-owned subsidiary of the Company.

As consideration, the Company issued an aggregate of 3,670,716 shares of its no par value common stock (the “Common Stock”) plus warrants to purchase 4,268,275 shares of Common Stock at an exercise price of $3.00 per share and warrants to purchase 1,280,482 shares of Common Stock at an exercise price of $5.50 per share. Additionally, the Company will issue an aggregate of 1,223,882 Restricted Stock Units to certain employees of MPC.  Of the Restricted Stock Units issued in satisfaction of MPC’s Equity Participation and Retention Plan, one third will vest upon consummation of the Merger, one third will vest on December 15, 2005, and one third vest a year after consummation of the Merger. The Restricted Stock Units issued to MPC’s chief executive officer and executive vice president pursuant to their employment agreements are immediately vested. Vested Restricted Stock Units will convert to shares of Common Stock on a one-for-one basis, provided that conversion will not occur until the earlier of (i) January 1, 2006, or (ii) immediately prior to any underwritten public offering of Common Stock in which the holder is entitled to participate.

The description of the Merger Agreement contained herein is qualified in its entirety by reference to the text of the Merger Agreement, which is incorporated by reference herein from Exhibit 2.1 to the Company’s Current Report on Form 8-K/A filed on March 25, 2005, as amended by Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 16, 2005, as further amended by Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 12, 2005.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 25, 2005, effective upon consummation of the Merger, the Company’s Board of Directors accepted the resignations of Rina Singer Delmonico, Mark J. Endry, Lawrence D. Firestone and James M. Gumina from the Company’s Board of Directors.  Each of them resigned voluntarily and without disagreement.  Their letters of resignation are filed herewith as Exhibits 17.1, 17.2, 17.3 and 17.4, respectively, and are incorporated herein by reference.

On July 22, 2005, pursuant to the terms of the Merger Agreement, the Company’s Board of Directors unanimously elected Angela Blatteis, Jordan W. Katz and David A. Young to serve on the Company’s Board of Directors, effective upon consummation of the Merger.

Ms. Blatteis is a Managing Director of Gores Technology Group (“Gores”), an international private equity firm focused on technology and telecommunications-related investments, responsible for acquisition, due diligence and structuring of new Gores investments. Ms. Blatteis has worked in the Gores M&A Group since 1996, predominantly focusing on the execution of acquisitions and divestitures. Before joining Gores, Ms. Blatteis held Vice President positions at Merrion Group, PLC and at Special Situation Investment Fund (an affiliate of Brooke Group Limited), responsible for financial analysis primarily of distressed or non-performing securities, prior to that she worked in investment banking for Cowen & Co. and First Boston. Ms. Blatteis earned her B.A. in Political Science and Economics from the University of California at Berkeley and her M.B.A. from the Graduate School of Business of the University of Chicago. Ms. Blatteis was appointed to serve as a Class II Director, whose term expires in 2006.

Mr. Katz is a Principal at Gores, responsible for originating investment opportunities and pursuing strategic initiatives. Prior to joining Gores in October 2002, Mr. Katz was an

Associate Director in the Financial Sponsors Group of UBS Warburg, an investment bank, where he focused on providing coverage to private equity firms and originating new transaction ideas from March 2001 until October 2002. From March 2000 until January 2001, Mr. Katz was a founding member of eVolution Global Partners, a venture capital firm founded by Texas Pacific Group, Kleiner Perkins Caufield & Byers and Bain & Co. From July 1996 until March 2000, Mr. Katz began his career at Colony Capital, an international private equity firm focused on real estate-related investments. Mr. Katz graduated from The Wharton School of the University of Pennsylvania with a B.S. in Economics and a concentration in Finance. Mr. Katz was appointed to serve as a Class II Director, whose term expires in 2006.

Mr. Young is a financial executive who currently serves as the audit and finance committee chairman of the board of Trustees of Heald College in San Francisco and the audit committee chairman of Somera Communication, a NASDAQ listed company in Dallas. Prior to focusing on the board positions he currently holds, Mr. Young, from 2000 to his retirement in 2003, was Vice President and Chief Financial Officer at Adaptec, Inc. (data and digital storage solutions) where he was responsible for financial strategy. From 1994 to 2000 he was Vice President and Chief Financial Officer at Datum, Inc., a NASDAQ timing and synchronization company, where he oversaw 3X growth during his tenure. From 1992 to 1995 he was Chief Executive Officer and Chief Financial Officer at Blower-Dempsey, a private paper and chemical company. From 1966 to 1992 he held Chief Financial Officer and various other financial positions at Alpha Microsystems, Young Associates, MSI Data Corporation, Container Corporation of America and Magnavox Corporation. Mr. Young earned his BS degree in Accounting at Indiana University, Bloomington, IN and is a past Chairman of Financial Executives International, a professional association for financial executives and advocate of responsible, ethical corporate financial management practices and continuous improvement in corporate governance. Mr. Young will be appointed to serve as a Class I Director, whose term expires in 2008.  He is expected to be appointed chairman of the Company’s Audit and Corporate Governance Committee.

With the resignations of Messrs. Endry and Firestone, Dr. Gumina and Ms. Delmonico, and the appointment of Ms. Blatteis and Messrs. Katz and Young, the number of directors is 7, which is the number of directors of the Company set by resolution of the Board on July 22, 2005, effective upon completion of the Merger.

Pursuant to the terms of his amended employment agreement, upon the consummation of the Merger Mr. Endry ceased to be President and Chief Executive Officer of the Company.  Upon consummation of the Merger, in accordance with the terms of the Merger, Michael S. Adkins became President of the Company and John P. Yeros, the Company’s founder and Chairman prior to the Merger, became the Company’s chief executive officer.

Mr. Adkins has been President and Chief Executive Officer of MPC since its creation in May 2001. Previously, Mr. Adkins held several positions with Micron Electronics which he joined in 1996, including the positions of Direct Division President, Senior Vice President

and Group General Manager, Vice President, Retail Operations and Senior Vice President of Manufacturing. Prior to joining Micron Electronics, Mr. Adkins was employed with Micron Technology for 10 years in various capacities, including, President of Systems Integration, a wholly-owned subsidiary of Micron Technologies, Purchasing Agent, Operations Manager and Business Unit Manager. Mr. Adkins attended Boise State University. Mr. Adkins also served in the Army for two years.

Item 9.01.                                          Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements with respect to the transaction described in Item 2.01 are incorporated by reference to the Schedule 14A filed by the Company on June 17, 2005.

(b) Pro forma financial information.

The pro forma financial information with respect to the transaction described in Item 2.01 is incorporated by reference to the Schedule 14A filed by the Company on June 17, 2005.

(c) Exhibits.

17.1         Letter of Resignation from Rina Singer Delmonico, dated July 22, 2005.

17.2         Letter of Resignation from Mark J. Endry, dated July 22, 2005.

17.3         Letter of Resignation from Lawrence D. Firestone, dated July 22, 2005.

17.4         Letter of Resignation from James M. Gumina, dated July 22, 2005.

99.1         HyperSpace Communications, Inc. 2004 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 99.2 to Form S-8 filed by the Company on July 25, 2005).

99.2         Loan and Security Agreement, dated July 8, 2005, by and among MPC Computers, LLC, MPC-G, LLC, MPC Solutions Sales, LLC, GTG PC Holdings, LLC, the parties thereto as “Lenders” from time to time and Wachovia Capital Finance Corporation (Western).

99.3         Guaranty, dated July 25, 2005, by HyperSpace Communications, Inc. in favor of Wachovia Capital Finance Corporation (Western).

99.4         General Security Agreement, dated July 25, 2005, by HyperSpace Communications, Inc. in favor of Wachovia Capital Finance Corporation (Western).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HyperSpace Communications, Inc.

Dated: July 29, 2005	By:	/s/ Mark A. Pougnet
Mark A. Pougnet
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

17.1	Letter of Resignation from Rina Singer Delmonico, dated July 22, 2005.

17.2	Letter of Resignation from Mark J. Endry, dated July 22, 2005.

17.3	Letter of Resignation from Lawrence D. Firestone, dated July 22, 2005.

17.4	Letter of Resignation from James M. Gumina, dated July 22, 2005.

99.1	HyperSpace Communications, Inc. 2004 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 99.2 to Form S-8 filed by the Company on July 25, 2005).

99.2

Loan and Security Agreement, dated July 8, 2005, by and among MPC Computers, LLC, MPC-G, LLC, MPC Solutions Sales, LLC, GTG PC Holdings, LLC, the parties thereto as “Lenders” from time to time and Wachovia Capital Finance Corporation (Western).

99.3	Guaranty, dated July 25, 2005, by HyperSpace Communications, Inc. in favor of Wachovia Capital Finance Corporation (Western).

99.4	General Security Agreement, dated July 25, 2005, by HyperSpace Communications, Inc. in favor of Wachovia Capital Finance Corporation (Western).